Exhibit 99.1

Valero Energy Corporation Reports

Highest Quarterly Earnings in Company’s History

SAN ANTONIO, July 26, 2005 — Valero Energy Corporation (NYSE: VLO) today reported record net income for the second quarter of 2005 of $847 million, or $3.06 per share, compared to $633 million, or $2.28 per share, for the same period last year.  The company’s second quarter 2005 results represent the highest quarterly net income in the company’s history.  For the six months ended June 30, 2005, Valero’s net income was $1.4 billion, or $4.97 per share, which represents a nearly 60 percent increase over the company’s net income of $881 million, or $3.21 per share, for the six months ended June 30, 2004.  The company’s debt-to-capitalization ratio, net of cash, was 24.8 percent as of June 30, 2005, compared to 30.7 percent as of December 31, 2004.

Second quarter operating income for the company’s refining segment was $1.4 billion, compared to $1.1 billion for the same period last year.  The significant increase in operating income was primarily due to wider sour crude oil discounts and record distillate margins.

“This was an outstanding quarter, in every way,” said Bill Greehey, Valero’s Chairman of the Board and Chief Executive Officer.  “Not only did we see distillate margins significantly exceed all previous records, we also had wide sour crude discounts and good gasoline margins throughout the quarter.  Our refineries turned in a solid operating performance with no significant unplanned downtime.  On top of that, we announced the pending acquisition of Premcor, which will make Valero the largest refiner in North America, and the nationwide rebranding of our retail and wholesale sites to the Valero brand.

“The record-breaking distillate margins coupled with good gasoline margins reflect the strong global demand for refined products that we have seen all year.  For the second quarter, U.S. Gulf Coast distillate margins averaged $9.61 per barrel versus just $1.61 per barrel in the second quarter of last year.  Gulf Coast gasoline margins averaged $9.64 per barrel for the quarter, which is only surpassed by last year’s record second quarter average of $12.95 per barrel.  The fact that both distillate and gasoline margins are strong in the middle of the summer driving season demonstrates how tight the global refining system has become.

“So far in the third quarter, distillate margins have been above gasoline margins in most regions.  For example, July gasoline margins on the Gulf Coast have averaged around $8.50 per barrel while heating oil margins have averaged nearly $10.00 per barrel, with premiums for on-road diesel and jet fuel adding $1 to $3 per barrel to those heating oil margins.  As a result, for the first time in our history we have been running our refineries to maximize distillate production during July,” he said.

“The incentive for refiners to maximize distillate production over gasoline has led to lower gasoline yields in the U.S.  At the same time, U.S. gasoline demand is up about one percent over last year’s record levels, despite higher pump prices.  As a result, gasoline days-of-supply are now near five-year lows compared to being at five-year highs at the end of the first quarter.  With the days-of-supply of both distillate and gasoline near five-year lows, any major disruptions in refinery operations could have a significant impact on margins.

“Sour crude discounts were also strong during the second quarter, despite declines in April and May.  As we expected, supplies of residual fuel oil on the world market tightened in April and May due to normal seasonal turnaround activity in Asia and Europe where much of the world’s incremental residual fuel oil is produced.  Since the price of residual fuel oil is a key determinant of heavy sour crude discounts, the increase in residual fuel oil prices led to higher prices for heavy sour crudes and narrower discounts.  For example, the Maya crude oil discount dropped from around $17 per barrel at the end of March to $11 per barrel in May.  What’s important to keep in mind is that even with the decline in the sour crude discounts, our earnings in April were the highest ever for the company and May’s earnings were the second highest ever.  This shows that we don’t have to have record refined product margins and record sour crude discounts at the same time to have record earnings. As the turnaround season ended and residual fuel oil prices fell, the Maya crude oil discounts have again widened and are currently about $14 per barrel.

“If you look at the three key drivers of our business, gasoline margins, distillate margins and sour crude discounts, we believe that we have entered a new era in which we’ll have higher refined product margins and wider sour crude discounts.  Because of our high leverage to these key drivers, our broad geographic diversity and our proven track record of solid operations, our stock continues to represent a great value for investors.  And, as good as 2005 is proving to be, next year should be even better for Valero with the addition of Premcor and the dramatic changes in fuel specifications the industry is facing in 2006,” said Greehey.

Concerning the Premcor acquisition, the company reiterated that it continues to expect to close the transaction by the end of the third quarter.

Valero’s senior management will hold a conference call at 11:00 a.m. ET (10:00 a.m. CT) today, to discuss this earnings release and provide an update on company operations.  A live broadcast of the conference call will be available on the company’s website at www.valero.com.

Valero Energy Corporation is a Fortune 500 company based in San Antonio, with approximately 20,000 employees and annual revenue of approximately $55 billion. The company owns and operates 14 refineries throughout the United States, Canada and the Caribbean. Valero’s refineries have a combined throughput capacity of approximately 2.5 million barrels per day, which represents approximately 12 percent of the total U.S. refining capacity. Valero is also one of the nation’s largest retail operators with more than 4,700 retail and branded wholesale outlets in the United States, Canada and the Caribbean under various brand names including Diamond Shamrock, Shamrock, Ultramar, Valero, and Beacon. Please visit www.valero.com for more information.

Statements contained in this press release that state the company’s or management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934.  The words “believe,” “expect,” “should,” “estimates,” and other similar expressions identify forward-looking statements.  It is important to note that actual results could differ materially from those projected in such forward-looking statements.  For more information concerning factors that could cause actual results to differ from those expressed or forecast, see the proxy statement/prospectus dated July 13, 2005 regarding the proposed merger of Valero and Premcor, and the amended Form S-4 Registration Statement filed with the Securities and Exchange Commission (as the same may be supplemented or amended).  Also see both companies’ reports, including annual reports on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission and available on the companies’ respective web sites at www.valero.com and www.premcor.com.

Investors and security holders are urged to read the above-referenced proxy statement/prospectus regarding the proposed merger.  The proxy statement/prospectus contains important information.  The proxy statement/prospectus was first mailed to Premcor stockholders on or about July 15, 2005.  Investors and security holders may obtain a free copy of the proxy statement/prospectus and other documents filed by Valero and Premcor with the SEC at the SEC’s web site at www.sec.gov.  The proxy statement/prospectus and these other documents may also be obtained free of charge from Valero and Premcor.  Premcor stockholders should read the definitive proxy statement/prospectus carefully before making a decision concerning the merger.

Premcor, and its directors, executive officers and certain other of its employees, may be deemed to be soliciting proxies from its stockholders in favor of the approval of the merger and related matters.  Information regarding the persons who may, under SEC rules, be deemed to be participants in the solicitation of Premcor stockholders in connection with the merger is set forth in the proxy statement/prospectus referred to above.

VALERO ENERGY CORPORATION AND SUBSIDIARIES

EARNINGS RELEASE

(Millions of Dollars, Except per Share, per Barrel and per Gallon Amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
STATEMENT OF INCOME DATA:
Operating Revenues (including $1,592, $1,224, $2,820 and $2,159, respectively, related to buy/sell arrangements) (1) (2)	$18,032	$13,807	$32,985	$24,889

Costs and Expenses:
Cost of Sales (1)	15,679	11,818	28,751	21,577
Refining Operating Expenses	575	527	1,166	1,024
Retail Selling Expenses	185	176	360	341
General and Administrative Expenses	91	93	174	176
Depreciation and Amortization Expense	197	159	383	300
Total Costs and Expenses	16,727	12,773	30,834	23,418

Operating Income	1,305	1,034	2,151	1,471

Equity in Earnings of Valero L.P.	10	9	19	19

Other Expense, Net	(13)	(3)	(15)	(3)

Interest and Debt Expense:
Incurred	(71)	(78)	(145)	(149)
Capitalized	10	8	21	17

Income Before Income Tax Expense	1,241	970	2,031	1,355

Income Tax Expense	394	337	650	474

Net Income	847	633	1,381	881

Preferred Stock Dividends	4	3	8	6

Net Income Applicable to Common Stock	$843	$630	$1,373	$875

Earnings per Common Share (3)	$3.28	$2.45	$5.36	$3.44

Weighted Average Common Shares Outstanding (in millions) (3)	257	257	256	254

Earnings per Common Share - Assuming Dilution (3)	$3.06	$2.28	$4.97	$3.21

Weighted Average Common Equivalent Shares Outstanding (in millions) (3)	277	277	278	275

	June 30, 2005	December 31, 2004
BALANCE SHEET DATA:
Cash	$949	$864

Total Debt	$3,877	$4,313

Debt-to-Capitalization Ratio (net of cash) (4)	24.8%	30.7%

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Operating Income (Loss) by Business Segment:
Refining	$1,364	$1,086	$2,297	$1,581
Retail:
U.S.	31	31	16	34
Northeast	16	21	41	52
Total Retail	47	52	57	86
Total Before Corporate	1,411	1,138	2,354	1,667
Corporate	(106)	(104)	(203)	(196)
Total	$1,305	$1,034	$2,151	$1,471

Depreciation and Amortization by Business Segment:
Refining	$163	$135	$317	$252
Retail:
U.S.	13	9	26	18
Northeast	6	4	11	10
Total Retail	19	13	37	28
Total Before Corporate	182	148	354	280
Corporate	15	11	29	20
Total	$197	$159	$383	$300

Operating Highlights:
Refining:
Throughput Margin per Barrel	$10.25	$8.60	$9.33	$7.52

Operating Costs per Barrel:
Refining Operating Expenses	$2.81	$2.60	$2.88	$2.70
Depreciation and Amortization	0.79	0.66	0.78	0.66
Total Operating Costs per Barrel	$3.60	$3.26	$3.66	$3.36

Throughput Volumes (Mbbls per Day):
Feedstocks:
Heavy Sour Crude	482	565	501	454
Medium/Light Sour Crude	568	541	582	529
Acidic Sweet Crude	106	112	106	106
Sweet Crude	559	542	552	547
Residuals	184	110	150	102
Other Feedstocks	137	147	129	143
Total Feedstocks	2,036	2,017	2,020	1,881
Blendstocks and Other	218	216	217	205
Total Throughput Volumes	2,254	2,233	2,237	2,086

Yields (Mbbls per Day):
Gasolines and Blendstocks	1,083	1,062	1,046	1,029
Distillates	664	669	674	620
Petrochemicals	64	67	68	70
Other Products (5)	449	441	457	375
Total Yields	2,260	2,239	2,245	2,094

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Refining Operating Highlights by Region: (6)
Gulf Coast: (7)
Operating Income	$831	$576	$1,453	$849

Throughput Volumes (Mbbls per Day)	1,285	1,275	1,269	1,141

Throughput Margin per Barrel	$10.51	$8.14	$9.76	$7.44

Operating Costs per Barrel:
Refining Operating Expenses	$2.67	$2.56	$2.74	$2.71
Depreciation and Amortization	0.73	0.62	0.69	0.64
Total Operating Costs per Barrel	$3.40	$3.18	$3.43	$3.35

Mid-Continent: (8)
Operating Income	$113	$127	$147	$175

Throughput Volumes (Mbbls per Day)	263	296	277	293

Throughput Margin per Barrel	$8.53	$7.86	$6.75	$6.44

Operating Costs per Barrel:
Refining Operating Expenses	$3.23	$2.60	$3.19	$2.62
Depreciation and Amortization	0.59	0.56	0.64	0.55
Total Operating Costs per Barrel	$3.82	$3.16	$3.83	$3.17

Northeast:
Operating Income	$151	$136	$222	$258

Throughput Volumes (Mbbls per Day)	391	363	384	375

Throughput Margin per Barrel	$7.28	$6.68	$6.46	$6.22

Operating Costs per Barrel:
Refining Operating Expenses	$2.25	$1.93	$2.46	$1.86
Depreciation and Amortization	0.79	0.63	0.80	0.57
Total Operating Costs per Barrel	$3.04	$2.56	$3.26	$2.43

West Coast:
Operating Income	$269	$247	$475	$299

Throughput Volumes (Mbbls per Day)	315	299	307	277

Throughput Margin per Barrel	$14.30	$13.67	$13.51	$10.78

Operating Costs per Barrel:
Refining Operating Expenses	$3.70	$3.56	$3.72	$3.85
Depreciation and Amortization	1.23	1.02	1.24	1.00
Total Operating Costs per Barrel	$4.93	$4.58	$4.96	$4.85

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Retail - U.S.:
Company - Operated Fuel Sites (Average)	1,030	1,122	1,030	1,129
Fuel Volumes (Gallons per Day per Site)	4,933	4,651	4,803	4,582
Fuel Margin per Gallon	$0.161	$0.161	$0.116	$0.128
Merchandise Sales	$246	$241	$460	$458
Merchandise Margin (Percentage of Sales)	29.7%	28.4%	29.5%	28.6%
Margin on Miscellaneous Sales	$30	$25	$58	$48
Selling Expenses	$133	$129	$255	$247

Retail - Northeast:
Fuel Volumes (Thousand Gallons per Day)	3,108	3,164	3,228	3,278
Fuel Margin per Gallon	$0.197	$0.202	$0.213	$0.218
Merchandise Sales	$37	$34	$70	$65
Merchandise Margin (Percentage of Sales)	25.8%	24.8%	25.7%	24.2%
Margin on Miscellaneous Sales	$7	$5	$15	$10
Selling Expenses	$52	$47	$105	$94

Average Market Reference Prices and Differentials (Dollars per Barrel):
Feedstocks (at U.S. Gulf Coast, except as Noted):
West Texas Intermediate (WTI) Crude Oil	$53.03	$38.32	$51.36	$36.78
WTI Less Sour Crude Oil (9)	$6.71	$4.95	$7.38	$4.34
WTI Less Alaska North Slope (ANS) Crude Oil (U.S. West Coast)	$2.99	$1.30	$3.92	$1.20
WTI less Maya Crude Oil	$13.04	$8.71	$15.06	$9.04

Products:
U.S. Gulf Coast:
Conventional 87 Gasoline Less WTI	$9.64	$12.95	$7.75	$10.59
No. 2 Fuel Oil Less WTI	$9.61	$1.61	$8.49	$2.13
Propylene Less WTI	$2.61	$9.70	$12.39	$9.43
U.S. Mid-Continent:
Conventional 87 Gasoline Less WTI	$10.43	$14.36	$8.84	$11.35
Low-Sulfur Diesel Less WTI	$13.67	$6.24	$11.46	$5.17
U.S. Northeast:
Conventional 87 Gasoline Less WTI	$7.90	$12.33	$6.41	$10.51
No. 2 Fuel Oil Less WTI	$10.60	$2.73	$9.97	$3.38
Lube Oils Less WTI	$30.73	$24.12	$28.44	$24.21
U.S. West Coast:
CARBOB 87 Gasoline Less ANS	$21.46	$25.94	$20.29	$21.25
Low-Sulfur Diesel Less ANS	$20.21	$19.01	$19.12	$14.46

(1)  Valero Energy Corporation’s buy/sell arrangements involve linked purchases and sales related to crude oil contracts entered into to address location, quality or grade requirements. Included in cost of sales are amounts which approximate the revenues resulting from these transactions.

(2)  Includes excise taxes on sales by Valero’s U.S. retail system of $208 and $211 for the three months ended June 30, 2005 and 2004, respectively, and $401 and $416 for the six months ended June 30, 2005 and 2004, respectively.

(3)  Weighted average common and common equivalent shares outstanding and earnings per common share amounts for the three and six months ended June 30, 2004, have been restated to reflect the effect of a two-for-one split of Valero’s common stock which was effected in the form of a common stock dividend distributed on October 7, 2004.

(4)  The following is a reconciliation of the debt-to-capitalization ratio.  This information is presented because Valero is required to maintain a certain debt-to-capitalization ratio under its bank credit facilities.

	June 30, 2005	December 31, 2004
Debt:
Debt, including current maturities and capital lease obligations, per the balance sheet	$3,877	$4,313
Less: Cash and temporary cash investments	(949)	(864)
Total debt (net of cash)	2,928	3,449

Stockholders’ equity	8,899	7,798
Total capitalization	$11,827	$11,247

Debt-to-capitalization ratio (net of cash)	24.8%	30.7%

(5)  Primarily includes gas oils, No. 6 fuel oil, petroleum coke and asphalt.

(6)  The regions depicted herein contain the following refineries: Gulf Coast- Corpus Christi East and West Refineries, Texas City Refinery, Houston Refinery, Three Rivers Refinery, Krotz Springs Refinery, St. Charles Refinery and Aruba Refinery; Mid-Continent- McKee Refinery, Ardmore Refinery and Denver Refinery; Northeast- Quebec Refinery and Paulsboro Refinery; and West Coast- Benicia Refinery and Wilmington Refinery.

(7)  The information presented for the six months ended June 30, 2004, includes the operations of the Aruba Refinery and certain related businesses commencing on March 5, 2004, the date of Valero’s acquisition of these facilities from El Paso Corporation.  Throughput volumes for the Gulf Coast region for the six months ended June 30, 2004 are based on a 182-day period, which results in 145 Mbbls per day being included for Aruba.  Throughput volumes for Aruba for the 118 days of its operations during the six-month period averaged 224 Mbbls per day.

(8)  The information presented for the Mid-Continent region includes the operations of the Denver Refinery through May 31, 2005, the date of Valero’s sale of this facility to Suncor Energy Inc.  Throughput volumes for the Mid-Continent region include 23, 38, 31 and 36 Mbbls per day, respectively, related to the Denver Refinery for the three months ended June 30, 2005 and 2004 and the six months ended June 30, 2005 and 2004.

(9)  The market reference differential for sour crude oil is based on 50% Arab Medium and 50% Arab Light posted prices.